Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Robert.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Comments on First Solar's Announcement Concerning Its Interests in 8point3 Energy Partners

SAN JOSE, Calif., Apr. 5, 2017 – SunPower Corp., (NASDAQ:SPWR) today announced that it is evaluating strategic options for its YieldCo joint venture (JV), 8point3 Energy Partners, following the announcement by its JV general partner, First Solar, that it has notified the board of directors of the partnership that it is reviewing alternatives for the sale of its interest in 8point3.

SunPower and First Solar will coordinate this review, which will include, but is not limited to, a potential replacement partner for First Solar. While SunPower believes the partnership still offers significant, long-term strategic value through the acquisition of additional high quality renewable power plants, distributed generation projects and associated cash flows, the company will undertake a review of its strategic alternatives given First Solar’s decision.

“We want to thank First Solar for their strong partnership in creating the industry’s first, solar-only YieldCo. After approximately two years of successful operational performance, we have proven that a diversified portfolio of high quality renewable assets is an ideal vehicle to drive stable cash flow growth for investors,” said Tom Werner, SunPower president and CEO. “We will work with our financial advisors to evaluate all alternatives for our investment in 8point3, including a potential replacement partner for First Solar, as we believe 8point3 can continue to benefit from owning long-term, high quality renewable assets.”

The strategic review process is in the early stages, is ongoing, and no decision on any particular alternative has been reached. In addition, the company cannot assure that any particular alternative will be pursued or effected. SunPower does not intend to disclose further developments related to this process unless required by law or otherwise deemed appropriate. The sponsor-appointed directors and officers of the general partner of 8point3 Energy Partners remain committed to prudently managing the partnership throughout this evaluation process.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our expectations regarding the future activities, performance, and strategic value of 8point3 and our plans regarding potential strategic alternatives. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) challenges managing our joint ventures and partnerships; (2) challenges executing on our HoldCo and YieldCo strategies, including the risk that 8point3 Energy Partners may be unsuccessful; and (3) our ability to identify and execute successful strategic alternatives. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

About SunPower
With more than 30 years of proven experience, SunPower is a global leader in solar innovation and sustainability. Our unique approach emphasizes the seamless integration of advanced SunPower technologies, delivering The Power of One™ complete solar solutions and lasting customer value. SunPower provides outstanding service and impressive electricity cost savings for residential, commercial and power plant customers. At SunPower, we are passionately committed to changing the way our world is powered. And as we continue shaping the future of Smart Energy, we are guided by our legacy of innovation, optimism, perseverance and integrity. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, North America and South America. Since 2011, we’ve been majority-owned by Total, the fourth largest publicly-listed energy company in the world. For more information, visit www.sunpower.com.

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